UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2006.

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On November 8, 2006, NetBank, Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended September 30, 2006. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 2.02 of this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise specifically stated in such filing.

Item 2.05  Cost Associated with Exit or Disposal Activities

On November 3, 2006, authorized officers of the Company committed to exit the Company’s non-conforming residential mortgage operation and the Company’s non-conforming residential mortgage subsidiary, Meritage Mortgage Corporation (“Meritage”), entered into a Personnel Placement Agreement with Lime Financial Services, Ltd. (“Lime”) pursuant to which Lime agreed to offer employment to a majority of Meritage’s sales staff and many of Meritage’s operations support staff.  The transaction is expected to be finalized by November 15, 2006.  As a result of the transaction, all remaining operations of Meritage are expected to be shutdown by December 31, 2006.  As previously reported, based upon the Company’s annual impairment testing in the third quarter of 2006, the Company concluded on October 20, 2006 that a material impairment charge with respect to the carrying value of goodwill assigned to Meritage was required under generally accepted accounting principles.  As a result, for the third quarter ending September 30, 2006, the Company will record a non-cash impairment charge of approximately $19.5 million (both pre-tax and after tax) for the impairment of goodwill assigned to Meritage, which represents a write-off of all the remaining goodwill of Meritage.

In connection with the expected shutdown, the Company estimates that it will incur an after-tax charge in discontinued operations of approximately $4.7 million in the fourth quarter of 2006.  The total estimated after-tax charge is expected to consist of the following:

•                  Fixed assets write-off of approximately $2 million

•                  Lease termination costs (net of potential sublease income) of approximately $650,000

•                  Severance payments of approximately $2 million

The Company expects that of the above after-tax charges, the lease termination costs and severance payments will result in future cash expenditures in the approximate amounts shown above.  The Company’s press release dated November 6, 2006 announcing the shut-down described above is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(d)  On November 2, 2006, the Company, acting through its Board of Directors (the “Board”), expanded the membership of the Board from 8 to 9 and elected Christopher H. B. Mills as a Class II director with a term expiring in 2008.  Notwithstanding that Mr. Mills’s term expires in 2008, the Company will, in accordance with its Corporate Governance Guidelines, seek shareholder ratification of Mr. Mills’s election to the Board at the Company’s next annual meeting of shareholders.  There was no arrangement or understanding between Mr. Mills and any other persons pursuant to which Mr. Mills was selected as a member of the Board.  There is no family relationship between Mr. Mills and any of the executive officers or directors of the Company.  Mr. Mills has not been appointed to any Committee of the Board and will participate in the standard director compensation program.  Such program is described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on March 31, 2006, under the caption, “Proposal One: Election of Directors—Director Compensation,” which portion of said proxy statement is hereby incorporated herein by reference.

The Company’s press release dated November 7, 2006 announcing the appointment of Mr. Mills as described above, and background information regarding Mr. Mills, is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 8.01  Other Events

Regulatory Developments

The Company is a savings and loan holding company that holds all of the issued and outstanding stock of NetBank, a federal savings bank (the “Savings Bank”).  The Savings Bank is subject to the supervision, examination and regulation of the Office of Thrift Supervision (the “OTS”), which is the Savings Bank’s primary regulator, and the Federal Deposit Insurance Corporation.  Effective November 6, 2006, the Savings Bank, acting through its Board of Directors, and the OTS, entered into a Supervisory Agreement (the “Agreement”) primarily to proactively address concerns over the Savings Bank’s financial performance and the impact that losses have had on the Savings Bank’s capital position over the past several quarters.  Following the completion of the most recent routine examination of the Savings Bank by the OTS in the third quarter of 2006, the Board of Directors of the Savings Bank (the “Bank’s Board”) directed management to prepare and execute a written, three-year business plan (the “Business Plan”), subject to approval by the Bank’s Board and the OTS.  In addition, the Bank’s Board affirmatively addressed each other item for which Bank Board attention was requested.

The Business Plan will contain specific discussion of the Savings Bank’s future operations and lines of business for the covered period, including detailed and specific discussion of plans and strategies to strengthen and improve the earnings and profitability of the Savings Bank as well as actions taken, or to be taken, to stabilize and improve its near-term financial condition and results.   The Business Plan will also address the Savings Bank’s strategies for preserving and enhancing capital and improving core earnings and profitability.  In addition, the Business Plan will address the use of wholesale funding sources, including brokered deposits, and plans for increasing core deposits.

The Agreement in many respects represents the formal documentation of the processes and direction outlined by the Bank’s Board in its response to the routine examination referred to above.  Specifically, under the Agreement, the Bank’s Board will review and approve the Business Plan and direct management to implement and follow the Business Plan that is prepared and approved.  The Bank’s Board will then review monthly reports regarding implementation of the Business Plan.  Any material modification to the Business Plan and any new activity, operation or line of business must be approved by the OTS prior to implementation.  The Bank’s Board must monitor and report to the OTS on the Savings Bank’s adherence to the Business Plan within a set procedural framework each quarter.   The Agreement also documents the Savings Bank’s plan to enhance its procedures and systems to monitor and track residential mortgage loan repurchases and establishes a periodic monitoring process by the Bank’s Board.

In addition, the Agreement documents management’s current process of detailing the Savings Bank’s progress in addressing several findings and recommendations in the Savings Bank’s Bank Secrecy Act and Anti-Money Laundering independent audit.  Financial institutions are required to obtain a Bank Secrecy Act and Anti-Money Laundering independent audit every 12 to 18 months, depending upon the risk profile of the financial institution.  The independent audit for the Savings Bank was completed in January 2006.  Although there were several areas that needed improvement, the OTS, in its review, determined that there were no regulatory violations in any of those areas.  Management believes that most of the areas needing improvement have been remediated and the few remaining areas will be remediated by the end of the first quarter of 2007.  The Agreement also documents management’s and the Bank Board’s current corrective actions relating to any consumer compliance deficiencies and weaknesses identified in the routine examination by the OTS.

Management believes that the actions that have been taken recently to lower operating costs, reduce overhead expense, streamline operations, exit under-performing lines of business, increase the percentage of core deposits to brokered funds and reduce the level of loan repurchases in the Company’s indirect mortgage operations have been validated by the OTS as reflected in the Agreement.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Announcement of Third Quarter 2006 Financial Results (furnished pursuant to Item 2.02)
99.2	Press Release, dated November 6, 2006, announcing shutdown of non-conforming residential mortgage unit
99.3	Press Release, dated November 7, 2006, announcing addition of new Board member

Forward Looking Statements.

Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  When used in this Current Report on Form 8-K, the words “believe”, “anticipate”, “estimate”, “expect”, “may”, “will”, “should”, “plan”, “intend”, “project”, and similar expressions are intended to identify forward-looking statements.  These factors include, but are in no way limited to, 1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the Company’s long-term strategy, such as small business banking; 4) potential difficulties in integrating the Company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults;  8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; and/or 10) increased competition and regulatory changes.  The Company’s Annual Report Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for three and six months ended June 30, 2006 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2006 contain additional details on these and other risks that are material to our operations. All forward-looking statements in this report are based on information available at the time of filing. Except as required by the federal securities laws, the Company has no obligation to update any forward-looking statement included herein.  Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: November 8, 2006	By:	/s/ Charles E. Mapson
Charles E. Mapson Chief Legal Executive